 EXHIBIT 99.1

Terra Tech Corp. to Exhibit at the NCIA Cannabis Business Summit & Expo

Company will have a booth at the Expo during June 20th – 22nd

NEWPORT BEACH, Calif., June 16th, 2016-- Terra Tech Corp. (OTCQX: TRTC) ("Terra Tech") or (the "Company"), a vertically integrated cannabis-focused agriculture company, today announced that its CEO, Derek Peterson, will be attending the NCIA Cannabis Business Summit & Expo June 20th – 22nd 2016 at the Oakland Marriott City Center in Oakland California.

The two day NCIA Cannabis Business Summit & Expo is a national event expecting an audience of 3,000 industry executives and investors, as well as policy makers and influencers who are shaping the cannabis economy. The keynote speakers will include Gavin Newsom, Lieutenant Governor of California, Ahmed Rahim, Co-Founder, CEO and Chief Alchemist of Numi Organic Tea, and Steve DeAngelo, Founder of Harborside Health Center. Additional information about the conference can be obtained at www.cannabisbusinesssummit.com.

Derek Peterson, CEO of Terra Tech stated, "We are looking forward to attending this year's NCIA Cannabis Business Summit & Expo and see it as a great opportunity to meet with like-minded professionals who are making a real difference, both in business and legislation. We look forward to discovering new opportunities at an event that truly understands the market place and potential for our industry."

About the NCIA Cannabis Business Summit & Expo:

The NCIA Cannabis Business Summit & Expo is an influential B2B conference and exhibition in the cannabis industry. It brings together top industry professionals for three days of networking and education, to learn best practices for maintaining a successful business and gain awareness of emerging topics and policy issues. There will be 30+ sessions with over 75 speakers to bring attendees up to speed on the rapid changes of the industry. The six main topics covered include policy & reform, cultivation & processing, financial management, running a cannabis business, medical application of cannabis, and emerging topics in the industry.

About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blum, IVXX Inc., Edible Gardens, MediFarm LLC and GrowOp Technology.  Blum's retail medical cannabis facilities focus on providing the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions. Blum offers a broad selection of medical cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces medical cannabis-extracted products for regulated medical cannabis dispensaries throughout California. The Company's wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Winn-Dixie, Raley's, Meijer, Kroger, and others throughout New Jersey, New York, Delaware, Maryland, Connecticut, Pennsylvania and the Midwest. Terra Tech's MediFarm LLC subsidiaries are focused on medical cannabis cultivation and permitting businesses throughout Nevada. The Company's wholly-owned subsidiary GrowOp Technology, specializes in controlled environment agricultural technologies.

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To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

For more information about Terra Tech Corp visit: http://www.terratechcorp.com/
For more information about IVXX visit: http://ivxx.com/
For more information about Blüm Oakland visit: http://blumoak.com/
Visit us on Facebook @ https://www.facebook.com/terratechcorp/timeline
Follow us on Twitter @terratechcorp
Follow us on Instagram @socal_IVXX
For more information about Edible Garden visit: http://www.ediblegarden.com/
Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms?fref=ts
Visit IVXX on Facebook @ https://www.facebook.com/ivxxbrand?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company or its management, identify forward-looking statements.  These statements are based on current expectations, estimates, and projections about the Company's business, based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict.  Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission.  In addition, such statements could be affected by risks and uncertainties related to:  (i) our ability to integrate Black Oak Gallery, a California corporation ("Black Oak"), as well as vitamin and dietary supplement lines, into the Company's operations, (ii) product demand, market, and customer acceptance of the Company's products, (iii) the Company's ability to obtain financing to expand our operations, (iv) the Company's ability to attract qualified sales representatives, (v) competition, pricing and development difficulties, (vi) the Company's ability to conduct the business of IVXX, Inc., the contemplated businesses of MediFarm, LLC, MediFarm I, LLC, and MediFarm II, LLC, if there are changes in laws, regulations, or government policies related to cannabis, (vii) the Company's ability to conduct operations if disease, insects, or mites affect Edible Garden Corp.'s produce, herbs, and floral products, and (viii) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.  Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson
KCSA Strategic Communications
TRTC@kcsa.com

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